SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
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AKERNA CORP.
(Name of Registrant as Specified in Its Charter)

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AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2021

To the Stockholders of Akerna Corp.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Akerna Corp. (the “Company”), to be held at 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027, on June 7, 2021, at 9:00 a.m., Mountain Time, to consider and vote upon the following proposals:

1.	To elect three Class III directors to serve on the Company’s Board of Directors (the “Board”) until the 2024 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR.

The Board has fixed the close of business on April 9, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement(s) or adjournment(s) thereof. Each share of our common stock is entitled to one vote for each nominee for election to the Board and one vote on the appointment of auditors. Our special voting share is entitled to one vote per a common stock equivalent pursuant to its terms for each nominee for election to the Board and on the appointment of auditors. Cumulative voting for the nominees to the Board is not permitted. A list of stockholders as of the Record Date will be available at the Annual Meeting for inspection by any stockholder. Stockholders will need to register at the Annual Meeting to attend the Annual Meeting. If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership of shares as of the Record Date and your right to vote such shares at the Annual Meeting. Please bring that documentation to the Annual Meeting.

Your vote is important. You are requested to carefully read the accompanying Proxy Statement for a more complete statement of matters to be considered at the Annual Meeting. A nominee for director shall be elected if thenumber of votes cast at the Annual Meeting by the holders of the voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting for a nominee’s election exceeds the votes cast against/withheld for such nominee’s election. The affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the Company’s independent registered public accounting firm.

The Company is carefully monitoring the public health impact of the coronavirus (COVID-19) on a daily basis, and may decide to forego the physical Annual Meeting in favor of a virtual-only Annual Meeting or some other alternative depending on the situation. While we understand this could disrupt the travel plans of those who plan to attend, our first priority is the health and safety of our communities, shareholders, employees and other stakeholders. In the event the Company decides to hold a virtual Annual Meeting or some other alternative, shareholders will be notified and provided with additional details as soon as possible pursuant to a press release, a notice on our Website and/or additional proxy materials we file with the Securities and Exchange Commission and distribute to you.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received the accompanying Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH NOMINEE TO THE BOARD AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S AUDITOR.

By Order of the Board,

/s/ John Fowle
John Fowle
Chief Financial Officer and Secretary

April 28, 2021

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 7, 2021, at 9:00 a.m., Mountain Time at
357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has delivered these materials to you and made them available to you on the Internet in connection with the Company’s solicitation of proxies for use at the 2021 Annual Meeting of Stockholders to be held on June 7, 2021, at 9:00 a.m., Mountain Time, at the Company’s headquarters at 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027 and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about April 28, 2021. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

In this Proxy Statement, we refer to Akerna Corp. as the “Company,” “we,” “us” or “our.”

What is included in these materials?

These materials include:

●	The Notice for the Annual Meeging and this Proxy Statement for the Annual Meeting; and

●	The Company’s Transition Report on Form 10-KT for the transition period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

How can I get electronic access to the proxy materials?

You can access the proxy materials, including this Proxy Statement and the Annual Report on the Internet at www.cstproxy.com/akerna/2021. You can also elect to receive future proxy materials by email at that site. Following your review of this Proxy Statement you can vote your shares at www.cstproxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect three Class III directors to serve on the Company’s Board of Directors (the “Board”) until the 2024 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

How does the Board of Directors recommend that I vote?

Election of Directors

Our Board unanimously recommends that stockholders vote “FOR” each of the nominees for Class III director.

Ratification of Marcum LLP

Our Board unanimously recommends that the stockholders vote “FOR” the ratification of appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Who can vote at the 2021 Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock on April 9, 2021 (the “Record Date”) may attend and vote at the Annual Meeting. Additionally, Odyssey Trust Company as the trustee holding our outstanding special voting share may attend and vote and the Annual Meeting.

How many votes am I entitled to per share?

Each share of common stock entitles the holder thereof to one vote on each proposal at the Annual Meeting. There were 24,136,076 shares of common stock outstanding on the Record Date. Additionally, our special voting share is entitled to vote a number of shares equivalent to 1,647,287 shares of our common stock on each proposal at the Annual Meeting. There are no cumulative voting rights. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Other Information — Principal Stockholders” of this Proxy Statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company and you received a proxy card.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form” delivered to you.

If I am a stockholder of record of the Company’s voting stock, how do I vote?

There are three ways to vote:

●	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by going to www.cstproxyvote.com and using the code written on your poxy card to access your proxy electronically.

●	By Mail. You may vote by mail by requesting a proxy card at www.cstproxyvote.com/akerna/2021, filling out the proxy card and sending it back in the envelope provided.

Even if you plan to attend the Annual Meeting, it is strongly recommended you vote by proxy via the Internet or complete and return your proxy card before the Annual Meeting date just in case your plans change.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

●	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

●	By Mail. You may vote by proxy by requesting a voting instruction form from your brokerage firm pursuant to the instructions provided to you by such brokerage firm, filling out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint Jessica Billingsley, our Chief Executive Officer and Chairman of the Board, and John Fowle, our Chief Financial Officer and Secretary, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to their best judgment to the extent permissible by applicable law.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, including this Proxy Statement and the Annual Report, stockholders may contact us as follows:

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by requesting, signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at the Company’s headquarters at 1550 Larimer Street #246, Denver, Colorado 80202, a written notice of revocation prior to or at the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that the holders of a majority of the issued and outstanding voting shares as of the Record Date, and entitled to vote at the Annual Meeting, be present in person or represented by proxy. “Broker non-votes,” which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You may vote “for,” “against,” or “withhold” in relation to the election of a director nominee to the Board and “for,” “against,” or “abstain” on each of the other proposals being placed before our stockholders. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur when brokers or others who hold shares in street name for a beneficial owner that has not provided instructions on how to vote on a particular matter. Matters on which a broker is not permitted to vote without instructions from the beneficial owner and instructions are not given are referred to as “non-routine” matters.

The ratification of auditors is “routine” and as such a matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

How many votes are required to approve each of the proposals?

Election of Directors

As of the date of this proxy statement, the election of directors is non-contested. Under our Bylaws, for an uncontested election, a nominee for director shall be elected if the number of votes cast at the Annual Meeting by the holders of the voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting for a nominee’s election exceeds the votes cast against/withheld for such nominee’s election. This means that a vote marked “withheld” will have the same effect as a vote against a nominee. The election of directors is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if clients do not furnish voting instructions. As broker non-votes are not votes cast, broker non-votes will have no effect on the outcome of the election.

Ratification of Marcum LLP

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year 2021 requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will have no effect on the outcome of the proposal to ratify the appointment of Marcum LLP. Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” each nominee to be elected as a Class III director to the Board and “FOR” the ratification of appointment of the Company’s independent auditor.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the solicitation of proxies?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

Do I have any appraisal rights?

None of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the proposals at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Are there any other matters to be handled at the Annual Meeting?

We are not currently aware of any business to be acted upon at the Annual Meeting other than the proposals discussed in this Proxy Statement. The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or at any adjournment(s) or postponement(s) of the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, shares of our Common Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with their best judgment to the extent permitted by applicable law.

Who can help answer my questions?

You can contact our Secretary, John Fowle, at (888) 932-6537 or by sending a letter to John Fowle at the Company’s headquarters at Akerna Corp., 1550 Larimer Street #246, Denver, Colorado 80202 with any questions about the proposals described in this Proxy Statement or how to execute your vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2021

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are furnishing these Proxy Materials on the internet pursuant to the “notice and access” rules. Instructions on how to access and review the Proxy Materials, which include the Notice of Meeting, this Proxy Statement, our Annual Report and the accompanying form of proxy, can be found on the notice and access card sent to stockholders by the Company or in the voting instructions form you receive from your intermediary. These materials, as well as directions for attending and voting at the Meeting, can also be accessed on the Internet at www.cstproxy.com/akerna/2021.

The Corporation will provide to any stockholder, upon request, one copy of any of the following documents:

(1)	the Corporation’s Transition Report on Form 10-KT, together with any document, or the pertinent pages of any document, incorporated therein by reference; and

(2)	the Notice for the Annual Meeting and this Proxy Statement.

Requests for paper copies can be made by (1) visiting www.cstproxy.com/akerna/2021 and completing instructions to request such documents, (2) calling 1-888-266-6791 or (3) sending an email to proxy@continentalstock.com. You will need the control number indicated on your notice of access card to request these documents.

Copies of the foregoing documents are also available on the Company’s website at https://ir.akerna.com/sec-filings and will be provided by the Company, upon request, by mail at 1550 Larimer Street #246, Denver, Colorado 80202; by phone at (888) 932-6537; or by email at info@akerna.com, free of charge to stockholders. The Company may require the payment of a reasonable charge from any person or corporation who is not a stockholder and who requests a copy of any such document.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

Our current Board is comprised of five (5) directors. Our Board is divided into three classes: Class I; Class II; and Class III. The directors in Class I have a term expiring at the 2022 annual meeting of stockholders, the directors in Class II have a term expiring at the 2023 annual meeting of stockholders, and the directors in Class III have a term expiring at the 2021 annual meeting of stockholders. The Class I directors are Matthew R. Kane and Tahira Rehmatullah, there are currently no Class II directors, and the Class III directors are Jessica Billingsley, Scott Sozio, and Mark Iwanowski.

Nominees

The Nominating Committee of our Board has nominated each of Jessica Billingsley, Scott Sozio and Barry Fishman to serve as Class III directors until the 2024 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified.

We have been advised by each of Ms. Billingsley, Mr. Sozio and Mr. Fishman that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee.

Ms. Billingsley and Mr. Sozio are currently directors. Mr. Fishman has been nominated to replace Mr. Iwanowski on the Board who will cease to be a director upon the election and qualification of Mr. Fishman. We have no reason to believe that any of the nominees will be unavailable to serve on the Board or, if elected, will decline to serve. Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

Required Vote

There are three directorships up for election to the Board that will serve as Class III directors until the 2024 annual meeting of stockholders or until their respective successors are elected and qualified. As of the date of this proxy statement, the election of directors is non-contested. As of the date of this proxy statement, the election of directors is non-contested. Under our Bylaws, for an uncontested election, a nominee for director shall be elected if the number of votes cast at the Annual Meeting by the holders of the voting stock present in person or represented by proxy and entitled to vote at the Annual Meeting for a nominee’s election exceeds the votes cast against/withheld for such nominee’s election.. The election of directors is a “non-routine” matter, which brokers and nominees cannot vote on behalf of their clients if such clients do not furnish voting instructions. Broker non-votes will have no effect on the outcome of the election. If a nominee is not elected, the current director for that directorship will continue until such director’s successor is elected and qualified.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE ABOVE MENTIONED NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Nominees and Executive Officers

Name	Age	Position
Jessica Billingsley	43	Chairman of the Board and Chief Executive Officer(3)
Scott Sozio	41	Director(3)
Matthew R. Kane	40	Director(1)
Tahira Rehmatullah	39	Director(1)
Mark Iwanowski	65	Director(3)
Barry Fishman	63	Nominee
John Fowle	43	Chief Financial Officer and Secretary
Nina Simosko	53	Chief Commerical Officer
Ray Thompson	51	Chief Operating Officer
David McCullough	44	Chief Technology Officer

(1)	Class I director.

(2)	Class II director.

(3)	Class III director.

Directors

Jessica Billingsley has served as Chief Executive Officer and director since the consummation of our merger on June 17, 2019, and Chairman of the Board since July 2019. Ms. Billingsley co-founded MJF, our wholly-owned subsidiary, in 2010 and served as President of MJF from 2010 to April 2018 and Chief Executive Officer since May 2018. An early investor in one of Colorado’s first legal medical cannabis businesses, Ms. Billingsley created the category of cannabis seed-to-sale technology after seeing the need first-hand. Prior to MJF, Ms. Billingsley was the founder and chief executive officer of Zoco, a technology services firm with clients across the United States. Ms. Billingsley has 20 years of technology and systems experience with rapidly scaling businesses and founded her first business at the age of 22. Ms. Billingsley has served on the board of the National Cannabis Industry Association from 2012 to 2019 and has served on the board of the Cannabis Trade Federation since 2019. Ms. Billingsley was named one of Fortune’s 10 most promising women entrepreneurs in 2015 and named one of Inc. Magazine’s 100 Female Founders in 2018. Ms. Billingsley holds a dual degree from the University of Georgia in Computer Science and Communications. Ms. Billingsley was selected to serve on our Board based on her extensive experience with technology and systems companies, broad experience in the telecommunications industry, and her background as an entrepreneur.

Scott Sozio has served as a director since October 2018, prior to the consummation of our merger on June 17, 2019. From October 2018 until the consummation of the merger on June 17, 2019, Mr. Sozio served as President and Secretary of Akerna. From September 2017 and until the merger in June 2019, Mr. Sozio served as the chief executive officer and a director of MTech Acquisition Corp. Since July 2019, Mr. Sozio has served as Head of Corporate Development., Mr. Sozio is the co-founder of Hypur Ventures and since June 2016, has served as its managing director. Since April 2015, Mr. Sozio has served as a director of Hypur Inc., a financial technology firm focused on banking compliance. Since September 2016, Mr. Sozio has served as a director of Simplifya Holdings, LLC, a cannabis compliance technology business, both portfolio companies of Hypur Ventures. Since February 2013, Mr. Sozio has served as a partner in Van Dyke Holdings, where he is responsible for its private investment portfolio. Prior to joining Van Dyke Holdings, Mr. Sozio was a vice president of Bay Harbour Management L.C., a distressed-debt focused hedge fund. He joined Bay Harbour in 2004 after working in the Financial Restructuring Advisory Group at CIBC World Markets. Mr. Sozio is the former Chairman of Island One, Inc., a timeshare company based in Florida (from 2011 to 2012), and acquired by Diamond Resorts as part of Diamond’s initial public offering, and a former director of Great Destinations, Inc., a timeshare sales business based in California (from 2013 to 2016), and acquired by Interval International in 2016. Mr. Sozio holds a B.A. in Architecture from Columbia University. Mr. Sozio was selected to serve on our Board based on his extensive experience in finance and investment management and his broad experience with working with cannabis companies.

Matthew R. Kane has served as a director since the consummation of our merger on June 17, 2019. Since December 2015, Mr. Kane has served as a director or MJF. In 2002, Mr. Kane co-founded and served as co-chief executive officer of Green Shades Software, Inc., a human resources, payroll and tax reporting software company, until 2019 where he has since served as a board member. Additionally, Mr. Kane has served as chief executive officer of Welltality, a health care technology start-up, from 2014 to 2018, where he has since served as a board member. He received his bachelor’s degree in Computer Information Systems from Jacksonville University in 2001, an MBA from the Warrington College of Business at the University of Florida in 2006, and a Masters in Information and Data Service at the University of California, Berkeley in 2020. He previously served for 11 years on the board of Jacksonville University from 2007 to May 2018 and was reappointed in 2019. Mr. Kane was selected to serve on our Board based on his extensive experience in in the software technology applications industry.

Tahira Rehmatullah has served as a director since consummation of our merger on June 17, 2019. Since October 2018, prior to the merger and until consummation of the merger in June 2019, Ms. Rehmatullah served as Vice President and Treasurer. Since 2016, Ms. Rehmatullah has been president of T3 Ventures, a strategy and management consulting firm. From September 2017 to June 2019, Ms. Rehmatullah was the chief financial officer of MTech Acquisitions Inc. From 2016 to 2019, Ms. Rehmatullah was a managing director of Hypur Ventures, where she was responsible for portfolio company management as well as investment sourcing and execution. From June 2017 to June 2018, Ms. Rehmatullah served as a director of Dope Media, a cannabis media company and portfolio company of Hypur Ventures. Prior to joining Hypur Ventures, from 2014 to 2016 Ms. Rehmatullah served as the general manager of Marley Natural, a cannabis brand based on the life and legacy of Bob Marley, where she was responsible for the brand launch as well as managing its day-to-day operations. From 2014 to 2016, Ms. Rehmatullah served as an investment manager at Privateer Holdings, a private equity firm with investments in the legal cannabis industry. Prior to her activities in the cannabis industry, from 2011 to 2012, Ms. Rehmatullah was a portfolio manager at City First Enterprises where she was responsible for underwriting, structuring and managing deals for their community development and investment portfolio. From 2007 to 2011, Ms. Rehmatullah was an associate at Perry Capital where she led research initiatives for the asset-backed securities team. Her career began in Ernst & Young’s Financial Services Advisory practice in 2005. Ms. Rehmatullah holds an M.B.A. from the Yale School of Management and a B.S. in Finance and minor in Life Sciences from The Ohio State University. Ms. Rehmatullah was selected to serve on our Board based on her extensive experience in finance and investment management and her broad experience working with cannabis companies

Mark D. Iwanowski has served as a director since the consummation of the merger on June 17, 2019. Since May 2019, Mr. Iwanowski has served as a director of MJF. Mr. Iwanowski is the founder of Global Visions-Silicon Valley, Inc., a global consulting group focused on venture, mergers and acquisitions, and turnarounds, and has served as its president and chief executive officer since August 2011. Mr. Iwanowski advises and invests in a variety of early stage companies and is an experienced veteran in the international technology sector. Recent projects including overseeing the selection, mentoring and seed funding of approximately 20 start-up companies in the Republic of Georgia. Mr. Iwanowski also serves on the Virgin Galactic advisory board, which recently made it first successful commercial flight into space. Mr. Iwanowski was a managing director with Trident Capital from April 2005 to November 2011. During this time, Mr. Iwanowski also served as chairman of Neohapsis (KSR INC) a cyber-security firm that was then acquired by Cisco from 2006 to 2010. From 2002 to 2005, Mr. Iwanowski was senior vice president - Global IT and chief information officer for Oracle Corporation (NYSE: ORCL). Prior to Oracle, Mr. Iwanowski co-managed an outsourcing business at Science Applications International Corp (NASDAQ: SAIC) and served as its chief operating officer - Telecom and IT Outsourcing Business Unit from 1997 to 2002. Mr. Iwanowski served as a principal at Quantum Magnetics, an airport explosive detection system company, as a general manager and vice president from 1995 to 1997. Mr. Iwanowski also held executive positions with Raytheon (NASDAQ:RTN) as the vice president of Business Development from 1993 to 1995, and was a principal at Applied Remote Technology, an underwater robotics company that was acquired by Raytheon (NASDAQ:RTN), serving as its executive vice president - business development from 1991 to 1993. Mr. Iwanowski played professional football from 1978 to 1980 with the New York Jets, Oakland Raiders and Kansas City Chiefs. Mr. Iwanowski received an MBA from National University in 1989, an MS in Engineering from California Institute of Technology in 1979, and a BS in Engineering from the University of Pennsylvania in 1977.

Nominees

Barry Fishman is a nominee to be elected as a Class III director to the Board. Over the past two decades, Barry has been the Chief Executive Officer of four life science companies (two listed on the Toronto Stock Exchange), including VIVO Cannabis from 2017-2020, Merus Labs International from 2014-2017, Teva Canada from 2003-2012 and Taro Canada from 2000-2003. From 1979-1982, Mr. Fishman was a Senior Associate at Deloitte. Mr. Fishman has also served as a director of five public and three not-for-profit organizations. In 2015, Barry was inaugurated into the Canadian Healthcare Marketing Hall of Fame for his contributions to healthcare and exemplary service to the community. Mr. Fishman is a Certified Public Accountant. Mr. Fishman holds a Bachelor degree in Communications from McGill University. Mr. Fishman was selected to serve on our Board based on his extensive public company experience as both a Chief Executive Officer and a director and based on his being a Certified Public Accountant who can provide better guidance on accounting issues and review on the Company’s audit committee.

Executive Officers

John Fowle has served as Chief Financial Officer since December 17, 2019. From May 2019 through December 2019, Mr. Fowle served as Chief Financial Officer of Rev360, an optometry software and business services company. During that time, Mr. Fowle oversaw the company’s financial operations and risk management functions and supported the company’s strategic divestiture of the software business unit. From July 2015 through May 2019, Mr. Fowle served as Vice President, Corporate Controller and Officer of Welltok, Inc., an emerging-growth, data-driven, enterprise SaaS company that delivers the healthcare industry’s leading consumer activation platform. From May 2013 through July 2015, Mr. Fowle served as Corporate Controller of Clarient Diagnostic Services, Inc., a NeoGenomics Company, a specialty molecular biology laboratory focused on cancer diagnostics, testing and research. Prior to that, Mr. Fowle held a variety of increasingly responsible senior financial management positions in GE Healthcare, Panasonic Avionics and Freedom Communications. Mr. Fowle holds a Bachelor of Science degree in Business Administration from the University of Southern California, a Master of Business Administration from the University of California, Irvine, and is a Certified Public Accountant.

Nina Simosko has served as Chief Revenue Officer/Chief Commercial Officer since September 23, 2019. From Feb 2015 through 2018, Ms. Simosko served as president, chief executive officer, and chief product officer of NTT Innovation Institute Inc., a Silicon Valley-based innovation center for NTT Group, one of the world’s largest information and communications technology companies. From Feb 2013 through July 2015, Ms. Simosko was responsible at Nike, Inc. for leading the creation and execution of the Nike technology strategy, planning and operations world-wide. Additionally, from February 2013 through February 2015, Ms. Simosko served on the advisory board of Appcelerator. From August 2012 through August 2014, Ms. Simosko served on the advisory board of Taulia, Inc. and from October 2012 through October 2014 served on the advisory board of K2Partnering Solutions. From June 2004 through May 2012, Ms. Simosko was the senior vice president of the Global Premier Customer Network of the SAP America, Inc. (“SAP”). At SAP, she led both the PCN Center of Excellence and SAP’s Global Executive Advisory Board. During her tenure, she was a part of SAP’s Global Ecosystem & Partner Group which was charged with continuing to build and enable an open ecosystem of software, service and technology partners together with SAP’s communities of innovation. Additionally, she served as the global chief operating officer for the worldwide Customer Education organization, responsible for driving more than half a billion euros in global education software and services revenue, as well as the senior vice president of the SAP’s Education Sales. From July 2008 through June 2011, Ms. Simosko served as a director of Reading Partners. From May 2000 through June 2004, Ms. Simosko served as the executive director of Siebel University and Worldwide Maintenance Renewal Sales, where she was responsible for $100M in annual revenues. From April 1998 through April 2000, Ms. Simosko served as the senior sales and marketing director of Oracle Corporation’s, Oracle Education (Americas Division), where she managed a P&L for a $13M annual budget. Ms. Simosko currently serves on the advisory board of: since January 2018, Silicon Valley in Your Pocket; since January 2015, AppOrchid; since September 2014, Reflection; since May, DeepSense.ai; and since June, 2019 Scanta, Inc. Ms. Simosko holds a Bachelor of Arts degree from Montclair State University where she graduated cum laude.

Ray Thompson has served as Chief Operating Officer since November 2018. From November 2016 to January 2018, Mr. Thompson worked as the head of customer and sales Operations for Gloo, a people development SaaS company. During that time, Mr. Thompson reported to the executive team to develop and execute on market strategies, product offerings, financial projections, and talent management. From October 2008 to October 2016, Mr. Thompson served as corporate senior vice president of VisionLink, a multiagency humanitarian software platform, managing across all aspects of the business providing enterprise SaaS solutions to federal and state governments and international humanitarian organizations. From 1996 to 2008, Mr. Thompson served in various executive sales and marketing roles across multiple technologies companies. Mr. Thompson holds a Masters in Business Administration from the University of Denver.

David McCullough has served as Chief Technology Officer of Akerna since July 1, 2020. Mr. McCullough has been with Akerna and MJF since 2015, previously serving as Akerna's executive vice president of product & engineering. Before joining MJF, Mr. McCullough was the Chief Technology Officer of StudentPublishing.com, during that time, he actively managed the technical aspects of Student Publishing’s sale to and system integration with lulu.com. Mr. McCullough has over 16 years of software engineering experience, including extensive government systems experience. Mr. McCullough has previously served as a profession at New Mexico State University where he taught courses in data communications and networking. Mr. McCullough holds a master's degree in Computer Science. MCSE, CCNP, A+. N+.

Board Qualifications

Our Board has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the board of directors to possess. However, we expect to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

Our officers and the Board will be composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described above, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth.

Number and Terms of Office of Officers and Directors

Our board of directors are divided into three classes: Class I; Class II; and Class III. The directors in Class I have a term expiring at the 2022 annual meeting of stockholders, the directors in Class II have a term expiring at the 2023 annual meeting of stockholders, and the directors in Class III have a term expiring at the 2021 annual meeting of stockholders. The Class I directors are Matthew R. Kane and Tahira Rehmatullah, there are currently no Class II directors, and the Class III directors are Jessica Billingsley, Scott Sozio, and Mark Iwanowski.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Amended and Restated Bylaws as it deems appropriate.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our directors, executive officers or nominees to the Board and any other person, including directors, executive officers and nominees, pursuant to which the director, executive officer or nominee was selected to serve as a director, officer or nominee.

Family Relationships

None of our directors, executive officers or nominees to the Board are related by blood, marriage, or adoption to any other director, executive officer, nominee or other key employees.

Other Directorships

None of our directors or the nominees to the Board are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).  In the past five years, Mr. Fishman has served as a director to Merus Labs International Inc. and Aurora Cannabis Inc.

Legal Proceedings

We are not aware of any of our directors, nominees for the Board, or executive officers being involved in any legal proceedings in which they are adverse to us or in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that each of Matthew R. Kane, Tahira Rehmatullah and Mark Iwanowski are independent in accordance with the Nadsaq listing rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating Committee and Compensation Committee are independent directors. The Board has determined that Mr. Barry Fishman, nominee to be elected to the Board as a Class III director, is independent in accordance with Nasdaq listing rules.

Meetings of the Board and Committees

The Board met on 9 occassions during the fiscal year ended June 30, 2020 and met on 10 occassions during the transition period ended December 31, 2020. None of the incumbent directors attended fewer than 75% of the board meetings. Board members are not required to attend the Annual Meeting and 1 director attend the 2020 Annual Meeting.

There are three committees of the Board: the Audit Committee; the Nominating Committee; and the Compensation Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s website at www.akerna.com, which complies with the requirements of Rule 10A-3 of the Exchange Act.

The Audit Committee consists of Matthew R. Kane, Tahira Rehmatullah and Mark Iwanowski, each of whom is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Exchange Act. Our Board has determined that Mr. Iwanowski qualifies as an Audit Committee financial expert, as defined by SEC rules, based on education, experience and background. Mr. Kane serves as chairperson of the Audit Committee.

The Audit Committee’s duties, include, but are not limited to: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and (xii) approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee met 9 times during the fiscal year ended June 30, 2020 and met 4 times during the transition period ended December 31, 2020.

Nominating Committee

Our Board adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.akerna.com.

The Nominating Committee consists of Tahira Rehmatullah, Matthew R. Kane and Mark Iwanowski. Ms. Rehmatullah serves as chairperson of the Nominating Committee. Specific responsibilities of the Nominating Committee include: (i) identifying, evaluating and selecting, or recommending that board of directors approve, nominees for election to board of directors; (ii) evaluating, on an annual basis, the performance of board of directors and of individual directors; (iii) establishing subcommittees for the purpose of evaluating special or unique matters; (iv) evaluating the adequacy of corporate governance practices and reporting; (v) reviewing management succession plans; and (vi) developing and making recommendations to board of directors regarding corporate governance guidelines and matters.

The Nominating Committee met 3 times in the fiscal year ended June 30, 2020 and met 2 times in the transition period ended December 31, 2020.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Nominating Committee. Mr. Fishman was recommended to the Nominating Committee by the Company’s Chief Executive Officer.

Compensation Committee

The Compensation Committee has adopted a written charter, which is available on the Company’s website at www.akerna.com.

The Compensation Committee consists of Tahira Rehmatullah, Matthew R. Kane and Mark Iwanowski. Mr. Iwanowski serves as chairperson of the Compensation Committee.

The Compensation Committee has the overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee did not engage any advisory firm as a compensation consultant in fiscal 2020.

The Compensation Committee met 9 times during the fiscal year ended June 30, 2020 and met 9 times during the transition period ended December 31, 2020.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

Audit Committee Report*

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board, which is reviewed by the Board annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Nasdaq listing rules. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Mark Iwanowski as the “Audit Committee Financial Expert.” A copy of the Audit Committee Charter is available on the Corporation’s website at www.akerna.com.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for stockholder approval as the Company’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in its Transition Report on Form 10-KT. The Audit Committee took a number of steps in making this recommendation for the transition period ended December 31, 2020.

First, the Audit Committee discussed with Marcum those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Marcum the independence of Marcum and received from Marcum the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees, as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Company’s management and Marcum, the Company’s audited financial statements for the fiscal year ended June 30, 2020 and the transition period ended December 31, 2020 and the related management’s discussion and analysis to be included in the Corporation’s Transition Report on Form 10-KT.

Based on the discussions with Marcum concerning the audit, their independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in the Corporation’s Transition Report on Form 10-KT for the transition period ended December 31, 2020.

Submitted by:

Audit Committee of the Board of Directors

/s/ Matthew R. Kane

/s/ Mark Iwanowski

/s/ Tahira Rehmatullah

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

Our Board currently consists of six directors. The Board has not appointed a lead independent director. Due to the size of the Board, the independent directors are able to closely monitor the activities of our Company. In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes and/or grows in the future, the Board may re-evaluate the need for a lead independent director.

Management is responsible for the day-to-day management of risks the Company faces, while the Board as a whole has ultimate responsibility for the Company’s oversight of risk management. Our Board takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. As a critical part of this risk management oversight role, our Board encourages full and open communication between management and the Board. Our Board regularly reviews material strategic, operational, financial, compensation and compliance risks with management. In addition our management team regularly reports to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risk is conducted as needed or as requested by our Board.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Akerna Corp.

1550 Larimer Street #246, Denver, Colorado 80202

Attention: Secretary

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Akerna Corp., 1550 Larimer Street #246, Denver, CO 80202, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. To be timely for a special meeting of the stockholders called for the purpose of electing directors, a stockholder’s written notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not later than thirty (30) days after the prior meeting of stockholders and no later than one hundred and eighty (180) days before the first anniversary date of the immediately preceding year’s annual meeting of stockholders. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and record address of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between such stockholder and each proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to the Regulations of the Securities and Exchange Commission if such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (iv) any derivative positions held or beneficially held, directly or indirectly, by such stockholder; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings of the proposing stockholder required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information (which may include attending meetings to discuss the furnished information) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Nominating Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Nominating Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The qualifications of each of the Company’s directors are set forth in their respective biographies in this Proxy Statement.

Diversity

The Board values the benefits that diversity can bring and seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds collectively reflecting the strategic needs of the business and the nature of the environment in which the Company operates.

In identifying qualified candidates for nomination to the Board, the Nominating Committee will consider prospective candidates based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination.

The Nominating Committee must give due consideration to characteristics, such as gender, age, ethnicity, disability, sexual orientation and geographic representation, which contribute to board diversity. The Nominating Committee may, in addition to conducting its own search, engage qualified independent advisors to assist in identifying prospective diverse director candidates that meet the selection criteria established by the Board and that support its diversity objectives. In implementing its responsibilities under this policy, the Nominating Committee will take into account the Board’s diversity objectives and the diverse nature of the business environment in which the Company operates, as well as the need to maintain flexibility to effectively address succession planning and to ensure that the Company continues to attract and retain highly qualified individuals to serve on the Board.

Code of Ethics

We adopted a Code of Ethics, applicable to all directors, executive officers and employees which is available on our website (www.akerna.com). Any amendment to or waivers from the Code of Ethics with respect to the Company’s directors or executive officers will be posted on the Company’s website. The Code of Ethics provides that any waiver thereof may be made only by the Board.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Akerna Corp., 1550 Larimer Street #246, Denver, CO 80202, Attention: Secretary. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended June 30, 2020, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as set forth below:

Name	Number of Late Reports (Transactions)	Number of Missing Reports (Transactions)
John Fowle	1 Form 4 (1 Transaction)	--
Matthew Kane	1 Form 4 (1 Transaction)	--
Tahira Rehmutallah	1 Form 4 (1 Transaction)	--
Ray Thompson	1 Form 3 2 Form 4 (3 Transactions)	--
Amy A. Poinsett Revocable Living Trust	1 Form 3	Form 5(1)
Ashesh Shah	1 Form 3	Form 5(1)

(1)	A Form 5 is indicated as not being filed solely because the Company did not receive a written representation from such stockholder that no Form 5 was required to be filed pursuant to section (b) of Item 405 of Regulation S-K. The Company does not have any information indicating that a Form 5 was actually required to be filed by the stockholder.

Based solely on a review of the reports received by the SEC, the Company believes that, during the transition period ended December 31, 2020, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as set forth below:

Name	Number of Late Reports (Transactions)	Number of Missing Reports (Transactions)
John Fowle	1 Form 4 (1 Transaction)	--
Matthew Kane	1 Form 4 (1 Transaction)	--
Tahira Rehmutallah	1 Form 4 (1 Transaction)	--
Ray Thompson	1 Form 4 (1 Transaction)	--
David McCullough	1 Form 3 1 Form 4 (1 Transaction)	--
Mark Iwanowski	1 Form 4 (1 Transaction)	--
Jessica Billingsley	1 Form 4 (1 Transaction)	--
Scott Sozio	2 Form 4 (3 Transactions)	--
Nina Simosko	1 Form 4 (1 Transaction)	--

The Company’s insider trading policy prohibits hedging or monetization transactions. The policy sets forth hedging or monetization transactions as transactions that can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. The policy notes that these transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. When that occurs, a person entering into these types of transactions may no longer have the same objectives as the Company’s other shareholders. In addition, under the policy no director or officer of the Company is permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of any the Company’s securities granted as compensation or held, directly or indirectly, by such director or officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our named executive officers for the six-month transition period ended December 31, 2020 are Jessica Billingsley, our Chief Executive Officer, John Fowle, our Chief Financial Officer, Nina Simosko, our Chief Commercial Officer, Ray Thompson, our Chief Operating Officer and David McCullough, our Chief Technology Officer.

Summary Compensation Table

The following table sets forth all information concerning the compensation earned, for the six-month transition period ended December 31, 2020 and for the fiscal years ended June 30, 2020 and 2019 for services rendered to us by persons who served as our named executive officers at the end of December 31, 2020.

Name and Principal Position	Year		Salary ($)		Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
(a)	(b)		(c)		(d)		(e)		(i)		(j)
Jessica Billingsley	2020	TP	125,000		—		94,200	(1)	740	(2)	219,940
Chief Executive Officer	2020		250,000		54,750	(3)	153,474	(4)	21,780	(5)	480,004
	2019		8,904	(6)	309,659	(7)	—		—		318,563
Nina Simosko(8)	2020	TP	100,000		—		94,200	(9)	—		194,200
Chief Commercial Officer	2020		154,545		—		999,996	(10)	—		1,154,541
John Fowle(11)	2020	TP	100,000		—		94,200	(12)	—		194,200
Chief Financial Officer	2020		106,250		—		799,997	(13)	—		906,247
Ray Thompson	2020	TP	100,000		—		94,200	(14)	—		194,200
Chief Operating Officer
David McCullough	2020	TP	100,000		—		94,200	(15)	—		194,200
Chief Technology Officer

(1)	During the transition period 2020, Ms. Billingsley was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(2)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During the transition period 2020, Ms. Billingsley redeemed $740 in loyalty awards for her personal use.

(3)	Pursuant to Ms. Billingsley’s employment agreement with Akerna, she is eligible for an annual bonus that is determined by the board of directors on the basis of fulfillment of the objective performance criteria established in its discretion. For the 2020 fiscal year, the annual bonus was determined based Akerna’s relative performance against budgeted targets, as further described below. The board of directors evaluated the achievement of these targets and Ms. Billingsley’s 2020 annual bonus amount was $54,750

(4)	During 2020, Ms. Billingsley was awarded 10,000 restricted stock units with a grant date fair value of $57,900. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2023. Ms. Billingsley was awarded share-based compensation that was conditioned upon the price of a share of Akerna common stock achieving a specified total return as of June 30, 2020. This award had a grant date fair value of $12,465. The total return target was not achieved, as such no shares will be issued pursuant to this award. Ms. Billingsley was also awarded a share based annual bonus award of 19,694 shares of common stock. This award had a grant date fair value of $83,109.

(5)	In addition to cash and stock awards, Ms. Billingsley may redeem loyalty awards generated by corporate purchases made on certain credit cards for her personal use. During 2020, Ms. Billingsley redeemed $21,780 in loyalty awards for her personal use.

(6)	Ms. Billingsley became Chief Executive Officer of Akerna on June 17, 2019. Ms. Billingsley will be paid an annual salary of $250,000, pursuant to an employment agreement with Akerna, and was paid $8,904, as a pro rata portion of her salary for year ended June 30, 2019.

(7)	Within ten days consummation of the Merger Agreement, Akerna paid Ms. Billingsley a single lump sum of $95,000. Additionally, as a result of reaching a certain target, Ms. Billingsley’s received a bonus of $214,659.

(8)	Ms. Simosko became Chief Revenue Officer of Akerna on September 23, 2019, her title was subsequently changed to Chief Commercial Officer without any change in duties or compensation.

(9)	During the transition period 2020, Ms. Simosko was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(10)	During 2020, Ms. Simosko was awarded 125,156 restricted stock units with a grant date fair value of $999,996, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

(11)	Mr. Fowle became Chief Financial Officer of Akerna on December 17, 2019.

(12)	During the transition period 2020, Mr. Fowle was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(13)	During 2020, Mr. Fowle was awarded 72,727 restricted stock units with a grant date fair value of $799,997, these awards vest 25% annually on the grant date anniversary in each of the subsequent four years.

(14)	During the transition period 2020, Mr. Thompson was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

(15)	During the transition period 2020, Mr. McCullough was awarded 20,000 restricted stock units with a grant date fair value of $94,200. These awards vest 25% annually on July 1 with the final vesting occurring on July 1, 2024.

Employment Agreements

Jessica Billingsley

In connection with the consummation of the mergers on June 17, 2019, Ms. Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna pays Ms. Billingsley an annual base salary in the amount of $250,000. The base salary is subject to (1) review at least annually by the board of directors of Akerna for increase, but not decrease, and (2) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s TTM revenue as of the Closing. Within ten days of the consummation of the Merger Agreement, Akerna paid Ms. Billingsley a completion award in a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the board of directors of Akerna on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than ninety days after the commencement of the relevant fiscal year. For the 2020 and 2019 fiscal years, the Annual Bonus was determined based upon the following four (4) budget components, each of which scales linearly between achieving 75% to 100%, and greater than 100% with respect to the Platform Recurring Revenue (as defined in Billingsley Employment Agreement) and Government Recurring Revenue (as defined in Billingsley Employment Agreement) budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the Platform Recurring Revenue and Government Recurring Revenue budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points)). During fiscal year ended June 30, 2019, due to achieving a target Ms. Billingsley received a bonus of $214,659. During the fiscal year ended June 30, 2020, due to achieving targets Ms. Billingsley received a bonus of $54,750 and she received a discretionary share bonus of $90,000 worth of the Company’s shares of common stock based on the 10-day volume weighted average price as of the date of the award, which resulted in the issuance of 19,694 shares of common stock with a grant date fair value of $83,109.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

In the event of Ms. Billingsley’s termination for cause or without good reason, Akerna will be obligated to pay any accrued but unpaid base salary and any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs. In the event of Ms. Billingsley’s termination without cause or with good reason, Akerna will be obligated to pay any accrued but unpaid base salary, any annual bonus earned and awarded for the fiscal year prior to that in which the termination occurs, a cash severance payment equal to her base salary, pro-rated annual bonus for the fiscal year in which the termination occurs through the date of termination, and twelve months of health benefits.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of one year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under a certain Non-Competition Agreement between Ms. Billingsley and Akerna. The Billingsley Employment Agreement also contains a non-disparagement provision that apply through her employment and for a term of two years thereafter.

John Fowle

On December 17, 2019, Mr. Fowle entered into a letter agreement with Akerna. Mr. Fowle serves as the Chief Financial Officer of Akerna at will. Akerna pays Mr. Fowle an annual base salary of $200,000. At the Board’s discretion, Mr. Fowle may be eligible for a bonus. Mr. Fowle received a grant of approximately $800,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Mr. Fowle is entitled to participate in employee benefits. Upon a change of control transaction, Mr. Fowle’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. Fowle’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. Fowle, which obligates Mr. Fowle from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Fowle during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Fowle to return all Akerna property and disclose all work product to Akerna.

Nina Simosko

On September 23, 2019, Ms. Simosko entered into a letter agreement with Akerna. Ms. Simosko serves as the Chief Revenue Officer of Akerna at will. Akerna pays Ms. Simosko an annual base salary of $200,000. At the Board’s discretion, Ms. Simosko may be eligible for a bonus. Ms. Simosko received an approximate grant of $1,000,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Upon a change of control transaction, Ms. Simosko’s unvested restricted stock units or any other equity interests that she may be granted, will immediately vest. If Ms. Simosko’s employment is terminated by Akerna without cause or by her with good reason, she is entitled to her base salary through the date of termination and the immediate vesting of 33% of the restricted stock units that are unvested on the date of termination. Ms. Simosko is entitled to reimbursement of reasonable expense incurred with her relocation to Denver, Colorado, in amount not to exceed $5,000. Ms. Simosko is entitled to participate in employee benefits.

Akerna entered into an Employee Covenant Agreement with Ms. Simosko, which obligates Ms. Simosko from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Ms. Simosko during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Ms. Simosko to return all Akerna property and disclose all work product to Akerna.

Ray Thompson

On October 19, 2018, Mr. Thompson entered into a letter agreement with Akerna’s wholly owned subsidiary MJ Freeway LLC. Mr. Thompson serves as the Chief Operating Officer of Akerna at will. Akerna pays Mr. Thompson an annual base salary of $200,000. At the Board’s discretion, Mr. Thompson may be eligible for a bonus. Upon a change of control transaction, Mr. Thompson’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. Thompson’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination..

Akerna entered into an Employee Covenant Agreement with Mr. Thompson, which obligates Mr. Thompson from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Thompson during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Thompson to return all Akerna property and disclose all work product to Akerna.

David McCullough

Mr. McCullough does not have a formal letter agreement with Akerna in relation to his employement as the Chief Technology Officer. Akerna pays Mr. McCullough an annual base salary of $200,000. At the Board’s discretion, Mr. McCullough may be eligible for a bonus. Upon a change of control transaction, Mr. McCullough’s unvested restricted stock units or any other equity interests that he may be granted, will immediately vest. If Mr. McCulllough’s employment is terminated by Akerna without cause or by him with good reason, he is entitled to his base salary through the date of termination.

Akerna entered into an Employee Covenant Agreement with Mr. McCullough, which obligates Mr. McCullough from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. McCullough during the term of his employment and for a period of two years after his employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. McCullough to return all Akerna property and disclose all work product to Akerna.

Outstanding Equity Awards at Fiscal Year-End

A summary of the number and the value of the outstanding equity awards as of December 31, 2020 held by the named executive officers is set out in the table below.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(g)	(h)	(i)		(j)
Jessica Billingsley	—	—	7,500	(2)	24,300
Chief Executive Officer	—	—	20,000		64,800

Nina Simosko	—	—	93,867	(4)	304,129
Chief Commercial Officer			20,000		64,800

John Fowle	—	—	54,545	(5)	176,726
Chief Financial Officer			20,000		64,800

Ray Thompson	20,037	64,920	7,500		24,300
Chief Operating Officer			20,037		64,920
			18,750		60,750
			20,000		64,800

David McCullough	1,617	5,414	6,000		19,440
Chief Technology Officer	13,358	43,280	20,000		64,800

(1)	Each RSU represents a contingent right to receive one share of common stock of the Company.

(2)	Represents 10,000 RSUs, which vest as follows: 2,500 units shall vest on July 1, 2020, 2,500 units shall vest on July 1, 2021, 2,500 units shall vest on July 1 2022, and 2,500 units shall vest on July 1, 2023.

(3)	Represents 19,694 shares awarded at the discretion of the board of directors for performance for fiscal year 2020, with a fair market value of $83,109. Does not include 26,023 RSUs granted during 2020, the vesting of which was contingent upon Akerna achieving a specified total shareholder return, measured at the end of the fiscal year. This target was not achieved and as such the RSUs will not vest.

(4)	Represents 125,156 RSUs, which vest as follows; 31,289 units shall vest on October 7, 2020, 31,289 units shall vest on October 7, 2021, 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that she is terminated without cause or by her with good reason.

(5)	Represents 72,727 RSUs, which vest as follows; 18,181 shares shall vest on December 17, 2020, 18,182 shares shall vest on December 17, 2021, 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023.

Options

There were no options granted in the fiscal year ended June 30, 2020 or the transition period ended December 31, 2020.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Director Compensation

The following table sets forth the compensation granted to our directors who are not also executive officers during the six month transition period ended December 31, 2020. Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option award(1) ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Matthew Kane	10,125	10,125	—	—	—	—	20,250
Mark Iwanowski	10,875	10,875	—	—	—	—	21,750
Tahira Rehmatullah	10,875	10,875	—	—	—	—	21,750
Scott Sozio(1)	300,000	842,388	—	—	—	—	1,142,388

(1)	Mr. Sozio receives compensation pursuant to his role as Head of Corporate Development and is not compensated independently as a director.

Narrative Disclosure to Director Compensation Table

Compensation granted to our directors who are not also executive officers or employees during the six-month transition period ended December 31, 2020 included a transition-period fee of $30,000 and additional fees for service on committees of the board of directors, paid in a mix of cash and stock awards. Stock awards were granted on September 10, 2020 and vested on December 31, 2020. Stock awards were Directors did not receive meeting fees in 2020.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of Akerna’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that Akerna’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from Akerna’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Akerna.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following table sets forth information concerning beneficial ownership of Akerna’s capital stock outstanding as of the date of this prospectus, by: (1) each stockholder known to be the beneficial owner of more than five percent of any class of Akerna’s voting stock then outstanding; (2) each of Akerna’s directors and nominees to serve as director; (3) each of Akerna’s named executive officers; and (4) Akerna’s current directors and executive officers as a group.

As of April 9, 2021 there were 24,136,076 shares of common stock issued and outstanding. Each share entitles the holder thereof to one vote.

The information regarding beneficial ownership of shares of common stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (1) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (2) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Akerna within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Akerna Shares of Common Stock	Percentage(2)
DIRECTORS AND OFFICERS
Jessica Billingsley(3)	1,170,673	4.6%
Matthew Kane(4)	265,518	1.1%
Scott Sozio(5)	261,246	1.1%
Tahira Rehmatullah(6)	53,299	*
Mark Iwanowski(7)	5,980	*
David McCullough(8)	34,376	*
Ray Thompson(9)	43,119	*
Nina Simosko(10)	22,766	*
John Fowle(11)	11,964	*
Barry Fishman	0	--
All directors and officers as a group (nine persons)	1,868,941	7.7%

5% STOCKHOLDERS
Ashesh Shah(12)	1,218,931	5.1%

*	Less than one percent.

(1)	Unless otherwise noted, the address of each of the persons listed above is 1550 Larimer Street #246 Denver, Colorado 80202.

(2)	The percentage is based on 24,136,076 shares of common stock issued and outstanding as of April 9, 2021.

(3)	Represents 1,155,802 shares held by Jessica Billingsley Living Trust and 14,871 shares held directly by Ms. Billingsley. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust. Does not reflect 27,500 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 7,500 units shall vest on July 1, 2021, 7,500 units shall vest on July 1 2022, 7,500 units shall vest on July 1, 2023, and 5,000 units shall vest on July 1, 2024.

(4)	Includes 261,750 shares held by Seam Capital, LLC. Mr. Kane is a manager of Seam Capital, LLC, and as such, Mr. Kane has sole and dispositive power of the shares held by Seam Capital, LLC. Also, includes 3,768 shares of common stock held directly by Mr. Kane.

(5)	Represents 228,936 shares and warrants to acquire 32,310 common shares held by Mr. Sozio. Does not reflect 102,166 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 25,541 units shall vest on July 1, 2021, 25,541 units shall vest on July 1, 2022, 25,541 units shall vest on July 1, 2023 and 25,543 units shall vest on July 1, 2024.

(6)	Represents 48,172 shares of common stock and warrants to acquire 5,127 common shares.

(7)	Represents 5,980 shares of common stock.

(8)	Does not reflect 26,000 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 7,000 units shall vest on July 1, 2021, 7,000 units shall vest on July 1, 2022, 7,000 units shall on July 1, 2023 and 5,000 units shall vest on July 1, 2024.

(9)	Reflects 30,190 shares of common stock and 12,929 shares of common stock underlying vested restricted stock units. Of the 30,190 shares held by Mr. Thompson: 20,037 are subject to the terms of a restricted stock agreement and vest as follows: 6,679 shares shall vest on January 1, 2021, 6,679 shares shall vest on January 1, 2022 and 6,679 shares shall vest on January 1, 2023. Does not include 53,358 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 7,500 units shall vest on July 1, 2021, 12,929 units shall vest on January 1, 2022, 7,500 units shall vest on July 1, 2022, 12,929 units shall vest on January 1, 2023, 7,500 units shall vest on July 1, 2023 and 5,000 units shall vest on July 1, 2024.

(10)	Does not reflect 93,867 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 31,289 units shall vest on October 7, 2021, 31,289 units shall of October 7, 2022, and 31,289 units shall on October 7, 2023; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that Ms. Simosko is terminated without cause or by Ms. Simosko with good reason.

(11)	Does not reflect 54,546 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 18,182 shares shall vest on December 17, 2021, 18,182 shares shall vest on December 17, 2022 and 18,182 shares shall vest on December 17, 2023..

(12)	Includes 1,004,810 shares held by ACS Pedersen LLC (d/b/a The London Fund SPV 10, LLC), 147,235 shares held by Heath Hill Syndicate SPV 2, LLC and 128,886 shares held by Heath Hill Syndicate, LLC. Ashesh C. Shah and Palle Pedersen are the managing members of ACS Pedersen LLC and Heath Hill Syndicate SPV 2, LLC, and as such, Messrs. Shah and Pedersen have shared voting and dispositive power over the shares held by ACS Pedersen LLC and Heath Hill Syndicate SPV 2, LLC. Mr. Shah is the managing member of Heath Hill Syndicate, LLC. The address for Mr. Shah is 12 Heath Hill, Chestnut Hill, MA 02445

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in Akerna’s control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment of Scott Sozio

In July 2019, we hired Mr. Scott Sozio, at will, to serve as our Head of Corporate Development. As restructured in August 2020, Mr. Sozio receives an annual base salary of $150,000, a one-time grant of $600,000 in restricted stock units (92,166 restricted stock units) issued in August 2020 vesting over 4 years, as discussed below, and deal related compensation of 0.5% of the transaction value of acquisition completed by Akerna, payable one-half in restricted stock units of Akerna at the option of the Board.

In April 2020, Mr. Sozio was granted 1,230 restricted stock units of the Akerna under our 2019 Equity Incentive Plan in relation to the closing of our acquisition of Trellis, which vested immediately. In August of 2020, Mr. Sozio’s compensation was restructured and he was granted 92,166 restricted stock units, which vest one quarter each year beginning on July 1, 2021. In September 2020, Mr. Sozio was granted 10,000 restricted stock units as part of our annual employee grants, which vest one quarter each year beginning on July 1, 2021 and 38,527 restricted stock units in connection with the closing of our acquisition of Ample, which vested immediately.

TechMagic

During the fiscal year ended June 30, 2020, we have been invoiced through our wholly-owned subsidiary Solo by TechMagic USA LLC, a Massachusetts limited liability, in an amount of approximately $657,000. When we acquired Solo in January 2020, there was an open balance payable to TechMagic of approximately $265,000. Subsequently, during the remainder of our fiscal year ended June 30, 2020, we received invoices totaling an aggregate additional amount of approximately $392,000. After our year ended June 30, 2020, through to the date hereof, we have received invoices totaling an aggregate amount of approximately $375,000. Currently, there are outstanding invoices totaling approximately $767,000. The invoices set forth services that TechMagic USA LLC purports to have provided to Solo regarding development of mobile software applications for MJF and Solo between March and November 2020. Mr. Ashesh Shah, formerly the president of Solo and currently the beneficial holder of 6.2% of our issued and outstanding shares of common stock is, to our knowledge, the founder and one of the principal managers of TechMagic USA LLC. The invoices state that the services were rendered pursuant to the terms of an agreement regarding the development of mobile software products for Solo, entered into between Solo and TechMagic at a time when Mr. Shah was a principal at both entities. On December 4, 2020, TechMagic filed suit against Solo in Massachusetts Superior Court seeking recovery of up to approximately $1.07 million. See “Legal Proceedings” above for more information regarding the lawsuit.

Indemnification

Akerna’s amended and restated certificate of incorporation contains provisions limiting the liability of directors, and its amended and restated bylaws provides that it will indemnify the directors and executive officers to the fullest extent permitted under Delaware law. Akerna’s amended and restated certificate of incorporation and bylaws also provides the board of directors with discretion to indemnify the other officers, employees, and agents when determined appropriate by the board of directors. In addition, Akerna entered into an indemnification agreement with each of its directors and executive officers, which requires it to indemnify them.

Related Person Transactions Policy and Procedure

Akerna’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Akerna or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Akerna’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PROPOSAL NUMBER TWO — RATIFICATION OF APPOINTMENT OF AUDITORS

Introduction

The Audit Committee has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and recommends that stockholders vote “FOR” ratification of this appointment. Although stockholder approval of this appointment is not required by law and is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when appointing the independent registered public accounting firm in the future. Even if you ratify the appointment of Marcum LLP, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so. Marcum LLP was initially appointed by the Audit Committee on September 26, 2019. Representatives of Marcum LLP are not expected to be present at the Annual Meeting and are not expected to be available to respond to appropriate questions.

As discussed in greater detail below, the following table shows the fees paid or accrued by us to Marcum and during the fiscal years ended June 30, 2020 and June 30, 2019 and the transition period ended December 31, 2020:

Type of Service	December 31, 2020	June 30, 2020	June 30, 2019(4)
Audit Fees(1)	$219,390	$321,209	$508,921
Audit-Related Fees(2)	102,485	136,700	24,720
Tax Fees(3)	—	—	—
Other Fees	—	—	—
Total	$321,875	$457,909	$533,641

(1)	Comprised of fees associated with the audit of Akerna Corp.’s and its predecessor, MJ Freeway, LLC annual financial statements, interim reviews of financial statements registration statements, comfort letters and consents.
(2)	Comprised of services rendered in connection with the audits of acquired businesses.
(3)	Comprised of services for tax compliance and tax return preparation.
(4)	These amounts have been revised from the prior year presentation to conform to the 2020 presentation and include the audits of MJ Freeway, LLC in audit fees and MTech Acquisition in audit-related fees.

“Audit Fees” relate to fees and expenses billed by Marcum for the annual audits, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

“Audit-Related Fees” relate to fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

“Tax Fees” relate to fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

“All Other Fees” relate to fees for any services not included in the above-described categories.

Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. Akerna’s Audit Committee was formed upon consummation of the Business Combination. As a result, the Audit Committee did not pre-approve any of the foregoing services performed by Marcum. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Required Vote

The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast by holders of voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal at the Annual Meeting. Abstentions will have no effect on the outcome of this proposal. Such proposal is a “routine” matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its headquarters at 1550 Larimer Street #246, Denver, Colorado 80202 no later than December 29, 2021.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Company made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. Accordingly, for our 2022 annual meeting, notice of a nomination or proposal must be delivered to us no later than January 28, 2022 and no earlier than December 29, 2021. Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chief Executive Officer may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at Akerna Corp., 1550 Larimer Street #246, Denver, Colorado 80202, to inform us of their request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Akerna Corp., 1550 Larimer Street #246, Denver, Colorado 80202, Attn: Secretary.

APPENDICES

APPENDIX A	Form of Proxy Card

By: Order of the Board of Directors,

/s/ Jessica Billingsley
Jessica Billinglsey
Chief Executive Officer

April 28, 2021

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

[INSERT FORM OF PROXY]

17907_Akerna Proxy card_REV1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AKERNA CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Mountain Time, on June 6, 2021.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this X

PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE FOR CLASS III DIRECTOR AND "FOR" EACH PROPOSAL AT THE ANNUAL MEETING. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE AND FOR PROPOSAL 2.

1. Election of Class III Directors.	FOR	AGAINST	WITHHOLD
(1) Jessica Billingsley	☐	☐	☐
(2) Scott Sozio	☐	☐	☐
(3) Barry Fishman	☐	☐	☐

Address Change? Mark box, sign, and indicate changes below ☐

____

____

____

2. Ratification of appointment of Marcum LLP as the Company's independent registered public accounting firm for the 2021 fiscal year ending December 31, 2021.	FOR	AGAINST	ABSTAIN
		☐	☐

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**____________, **2021**

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

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16088_Akerna Proxy card _REV1 Back

To view the 2021 Proxy Statement and 2021 Transition Report on Form 10-KT and for directions on how to attend the Annual Meeting, please go to: https://www.cstproxy.com/akerna/2021

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

AKERNA CORP.

Annual Meeting of Stockholders
June 7, 2021 9:00 AM (Mountain Time)

I/We being stockholders of Akerna Corp. (the "Company"), hereby appoint Jessica Billingsley, Chief Executive Officer, to the Company and John Fowle, Chief Financial Officer and Corporate Secretary to the Company OR ____________________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the undersigned stockholder in accordance with the following direction (or if no directions have been given, as recommended by the Board of Directors) and all other matters that my properly come before the Annual Meeting of the Company to be held at 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027 on June 7, 2021 at 9:00 AM Mountain Time or at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)

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